SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2005

BioMed Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 222
San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends the report on Form 8-K of BioMed Realty Trust, Inc. (“BioMed”), dated June 3, 2005, to provide certain financial information required by Items 9.01(a) and (b) in connection with the acquisition, through the Company’s operating partnership subsidiary, BioMed Realty, L.P. (the “Operating Partnership”), of (1) a portfolio of eight properties including one parking structure in Cambridge, Massachusetts, and an additional property in Lebanon, New Hampshire (collectively, the “Lyme Portfolio”) from The Lyme Timber Company, an affiliate of Lyme Properties and (2) eight additional properties (other than the Lyme Portfolio) acquired by BioMed since December 31, 2004.

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 23.1

Item 8.01 Other Events.

     BioMed acquired eight properties, in addition to the Lyme Portfolio, from December 31, 2004 through May 31, 2005. BioMed is including the financial statements of a majority of these properties in this Current Report on Form 8-K/A to satisfy the requirements of Rule 3-14 of Regulation S-X of the Securities and Exchange Commission that relate to the acquisition of one or more properties which in the aggregate are significant to the registrant. None of the properties described below are individually significant according to Rule 3-14. Because changes will likely occur in occupancy, rents and expenses experienced by BioMed and the acquired properties, the historical financial statements and pro forma financial data presented should not be considered as a projection of future results.

     On March 1, 2005, BioMed, through the Operating Partnership, invested approximately $5.1 million in a majority owned joint venture that purchased a building located on Waples Street in San Diego, California, and anticipates expanding and improving the building to reposition it as laboratory space. BioMed has entered into an agreement with its joint venture partner, which will be responsible for construction, leasing and management of the property.

     On March 16, 2005, BioMed, through the Operating Partnership, completed the acquisition of the third building on its Bridgeview property in Hayward, California for cash consideration of approximately $16.2 million. The purchase price was funded with borrowings under BioMed’s then existing revolving credit facility.

     On March 17, 2005, BioMed, through the Operating Partnership, completed the acquisition of a building located on Graphics Drive in Ewing, New Jersey for cash consideration of approximately $7.7 million. The purchase price was funded with borrowings under BioMed’s then existing revolving credit facility and cash on hand.

     On April 5, 2005, BioMed, through the Operating Partnership, completed the acquisition of Fresh Pond Research Park located in Cambridge, Massachusetts for cash consideration of approximately $20.7 million. The purchase price was funded with borrowings under BioMed’s then existing revolving credit facility.

     On April 5, 2005, BioMed, through the Operating Partnership, completed the acquisition of a property on Coolidge Avenue located in the Boston area in Watertown, Massachusetts for cash consideration of approximately $10.8 million. The purchase price was funded with borrowings under BioMed’s then existing revolving credit facility.

     On April 5, 2005, BioMed, through the Operating Partnership, completed the acquisition of a property located on Phoenixville Pike in Malvern, Pennsylvania for cash consideration of approximately $13.0 million. The purchase price was funded with borrowings under BioMed’s then existing revolving credit facility and cash on hand.

     On April 21, 2005, BioMed, through the Operating Partnership, completed the acquisition of a property located on Nancy Ridge Drive in San Diego for cash consideration of approximately $5.8 million and the assumption of approximately $7.0 million in debt. The cash portion of the purchase price was funded with borrowings under BioMed’s then existing revolving credit facility.

     On May 27, 2005, BioMed, through the Operating Partnership, completed the acquisition of a property located at Dumbarton Circle in Fremont, California for cash consideration of approximately $6.2 million. The purchase price was funded with borrowings under BioMed’s then existing revolving credit facility.

Item 9.01 Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired Under Rule 3-14 of Regulation S-X.

Lyme Portfolio:
Independent Auditors’ Report
Combined Statements of Revenues and Certain Expenses for the three months ended March 31, 2005 (unaudited) and year ended December 31, 2004
Notes to Combined Statements of Revenues and Certain Expenses

Bridgeview II:
Independent Auditors’ Report
Statements of Revenues and Certain Expenses for the period from January 1, 2005 through March 15, 2005 (unaudited) and year ended December 31, 2004
Notes to Statements of Revenues and Certain Expenses

Nancy Ridge:
Independent Auditors’ Report
Statements of Revenues and Certain Expenses for the three months ended March 31, 2005 (unaudited) and year ended December 31, 2004
Notes to Statements of Revenues and Certain Expenses

Graphics Drive:
Independent Auditors’ Report
Statements of Revenues and Certain Expenses for period from January 1, 2005 through March 16, 2005 (unaudited) and year ended December 31, 2004
Notes to Statements of Revenues and Certain Expenses

Phoenixville:
Independent Auditors’ Report
Statements of Revenues and Certain Expenses for the three months ended March 31, 2005 (unaudited) and year ended December 31, 2004
Notes to Statements of Revenues and Certain Expenses

     (b) Unaudited Pro Forma Consolidated Financial Statements.

Pro Forma Consolidated Balance Sheet as of March 31, 2005
Pro Forma Consolidated Statement of Income for the three months ended March 31, 2005
Pro Forma Consolidated Statement of Income for the year ended December 31, 2004
Notes to Pro Forma Consolidated Balance Sheet and Statements of Income

     (c) The following exhibits are filed herewith:

Exhibit
Number	Description of Exhibit
10.1	Secured Term Loan Agreement, dated as of May 31, 2005, by and among BioMed Realty, L.P., KeyBank National Association, as Administrative Agent, and certain lenders party thereto.(1)
10.2	Form of Secured Term Loan Note.(1)
10.3	Unsecured Credit Agreement, dated as of May 31, 2005, by and among BioMed Realty, L.P., KeyBank National Association, as Administrative Agent, and certain lenders party thereto.(1)
10.4	Form of Line Note under Unsecured Credit Agreement.(1)
10.5	Form of Term Note under Unsecured Credit Agreement.(1)
10.6	Assumption, Consent and Loan Modification Agreement, dated as of May 31, 2005, by and among KS Parcel D, LLC, The Lyme Timber Company, BioMed Realty Trust, Inc., BMR – 500 Kendall Street LLC and The Variable Annuity Life Insurance Company.(1)
10.7	Promissory Note, dated as of November 21, 2003, to The Variable Annuity Life Insurance Company.(1)
10.8	Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, dated as of November 21, 2003, in favor of The Variable Annuity Life Insurance Company.(1)
10.9	Lease, dated as of August 28, 2000, by and between Kendall Square, LLC and Genzyme Corporation.(1)
10.10	First Amendment to Lease, dated as of August 1, 2003, by and between Kendall Square, LLC and Genzyme Corporation.(1)
10.11	Lease, dated as of January 18, 2001, by and between Kendall Square, LLC and Vertex Pharmaceuticals Incorporated.(1)
10.12	First Amendment to Lease, dated as of May 9, 2002, by and between Kendall Square, LLC and Vertex Pharmaceuticals Incorporated.(1)
10.13	Second Amendment to Lease, dated as of September 16, 2003, by and between KS Parcel A, LLC, as successor to Kendall Square, LLC, and Vertex Pharmaceuticals Incorporated.(1)
10.14	Third Amendment to Lease, dated as of December 22, 2003, by and between KS Parcel A, LLC, as successor to Kendall Square, LLC, and Vertex Pharmaceuticals Incorporated.(1)
10.15	Fourth Amendment to Lease, dated as of September 30, 2004, by and between KS Parcel A, LLC, as successor to Kendall Square, LLC, and Vertex Pharmaceuticals Incorporated.(1)
10.16	Fifth Amendment to Lease, dated as of April 15, 2005, by and between KS Parcel A, LLC, as successor to Kendall Square, LLC, and Vertex Pharmaceuticals Incorporated.(1)
10.17	Lease, dated as of September 17, 1999, by and between Trustees of Fort Washington Realty Trust and Vertex Pharmaceuticals Incorporated.(1)
10.18	Lease, dated March 3, 1995, by and between Fort Washington Limited Partnership and Vertex Pharmaceuticals Incorporated.(1)
10.19	First Amendment to Lease, dated as of December 1996, by and between David E. Clem and David M. Roby, as Trustees of Fort Washington Realty Trust, and Vertex Pharmaceuticals Incorporated.(1)
10.20	Second Amendment to Lease, dated as of June 13, 1997, by and between David E. Clem and David M. Roby, as Trustees of Fort Washington Realty Trust, and Vertex Pharmaceuticals Incorporated.(1)
10.21	Third Amendment to Lease, dated as of October 1, 1998, by and between David E. Clem and David M. Roby, as Trustees of Fort Washington Realty Trust, and Vertex Pharmaceuticals Incorporated.(1)
10.22	Fourth Amendment to Lease, dated as of February 22, 2000, by and between David E. Clem and David M. Roby, as Trustees of Fort Washington Realty Trust, and Vertex Pharmaceuticals Incorporated.(1)
10.23	Fifth Amendment to Lease, dated as of May 1, 1999, by and between David E. Clem and David M. Roby, as Trustees of Fort Washington Realty Trust, and Vertex Pharmaceuticals Incorporated.(1)
10.24	Sixth Amendment to Lease, dated as of April 6, 2005, by and between David E. Clem and David M. Roby, as Trustees of Fort Washington Realty Trust, and Vertex Pharmaceuticals Incorporated.(1)
23.1	Consent of KPMG LLP, independent auditors.(2)
99.1	Press release issued by BioMed Realty Trust, Inc. on June 1, 2005.(1)

(1)	Previously filed.

(2)	Filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2005	BIOMED REALTY TRUST, INC.

	By:	/s/ GARY A. KREITZER

Name: Gary A. Kreitzer
Title: Executive Vice President

INDEPENDENT AUDITORS’ REPORT
The Board of Directors
BioMed Realty Trust, Inc.:
      We have audited the accompanying combined statement of revenues and certain expenses of the Lyme Portfolio (the Portfolio) for the year ended December 31, 2004. This statement is the responsibility of the management of BioMed Realty Trust, Inc. Our responsibility is to express an opinion on this statement based on our audit.
      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      The accompanying combined statement of revenues and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 1 to the combined statement of revenues and certain expenses. It is not intended to be a complete presentation of the Lyme Portfolio’s revenues and expenses.
      In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as described in note 1, of the Lyme Portfolio for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
San Diego, California
June 3, 2005

LYME PORTFOLIO
COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(In thousands)

	Three Months
	Ended	Year Ended
	March 31,	December 31,
	2005	2004

	(Unaudited)
Revenues:
Rental	$11,273	$44,123
Tenant recoveries	3,140	9,198
Other	318	1,378

Total revenues	14,731	54,699

Certain expenses:
Rental operations	1,758	4,683
Real estate taxes	1,529	5,344
Other expenses	22	86

Total certain expenses	3,309	10,113

Income from operations	11,422	44,586
Interest expense	(2,203)	(8,711)

Revenues in excess of certain expenses	$9,219	$35,875

See accompanying notes to statements of revenues and certain expenses.

LYME PORTFOLIO
NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
Three Months Ended March 31, 2005 (unaudited) and Year Ended December 31, 2004
(Tabular amounts in thousands)

(1)	Basis of Presentation
      The accompanying combined statements of revenues and certain expenses relate to the operations of a portfolio of eight properties including one parking structure in Cambridge, Massachusetts, and an additional property in Lebanon, New Hampshire (collectively, the “Portfolio”). The nine properties are leased to 6 tenants. Four of the properties’ tenants lease parking spaces in the parking structure.
      The Portfolio was owned by the Lyme Timber Company (Lyme) and certain of its affiliates. On April 15, 2005, BioMed Realty Trust, Inc., (the Company) through its operating partnership subsidiary, BioMed Realty, L.P., (the Operating Partnership) entered into a definitive purchase and sale agreement with Lyme to purchase the Properties for approximately $524.0 million plus closing costs. The Operating Partnership completed the transaction on May 31, 2005.
      The accompanying combined statements of revenues and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, are not representative of the actual results of operations of the Portfolio for the three months ended March 31, 2005 (unaudited) or for the year ended December 31, 2004 due to the exclusion of the following revenues and expenses, which may not be comparable to the proposed future operations of the Portfolio:

•	Depreciation and amortization

•	Other costs not directly related to the proposed future operations of the Portfolio
      Prior to the acquisition, the Portfolio was partially managed by third-party management companies. Following the acquisition, the Portfolio will be managed by third-party managers under new management contracts. In accordance with the rules and regulations of the Securities and Exchange Commission, the third party management fee revenues and expenses are included in the statements of revenues and certain expenses.

(2)	Summary of Significant Accounting Policies and Practices

(a)	Revenue Recognition
      Rental revenue is recognized on a straight-line basis over the term of the respective leases.

(b)	Use of Estimates
      Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses during the reporting periods to prepare the combined statements of revenues and certain expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(c)	Unaudited Interim Combined Statement
      The combined statement of revenues and certain expenses for the three months ended March 31, 2005 is unaudited. In the opinion of management, the statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

(3)	Rental Revenue
      The Portfolio leases laboratory and office space under various lease agreements with their tenants. All leases are accounted for as operating leases. The leases include provisions under which the properties are

LYME PORTFOLIO
NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)
reimbursed for common area expenses, real estate taxes and insurance. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various times and rental rates.
      Minimum rents to be received from tenants under operating leases, which terms range from 4 to 13 years, in effect at December 31, 2004, are as follows:

Year

2005	$45,067
2006	42,692
2007	42,692
2008	42,692
2009	41,197
Thereafter	288,260

$502,600

(4)	Certain Expenses
      Certain expenses include only those costs expected to be comparable to the proposed future operations of the Portfolio. Repairs and maintenance expense are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed and professional fees are excluded from the statements of revenues and certain expenses.
      In connection with the acquisition of the Portfolio, the Operating Partnership assumed three separate mortgage notes amounting to $126.4 million as of December 31, 2004. Each mortgage note is secured by one of the properties in the Portfolio. The mortgages bear interest at fixed rates ranging from 6.38% to 7.34%. Each mortgage requires monthly payments of principal and interest and mature on various dates through October 1, 2018.
      Minimum annual principal payments at December 31, 2004 under the terms of the mortgage notes are as follows:

Year

2005	$2,898
2006	3,104
2007	3,324
2008	20,053
2009	2,595
Thereafter	94,939

$126,913

      In addition, the Operating Partnership will assume one construction loan amounting to $5.4 million as of December 31, 2004. Prior to the Operating Partnership’s acquisition of the Portfolio, the construction loan was replaced by a $6.0 million mortgage bearing interest at a fixed rate of 5.50% which matures on January 1, 2025.

(5)	Concentration of Credit Risk
      For the year ended December 31, 2004, two tenants accounted for approximately 52.8% and 34.4% of revenues. The other four tenants accounted for approximately 12.8% of revenues.

INDEPENDENT AUDITORS’ REPORT
The Board of Directors
BioMed Realty Trust, Inc.:
      We have audited the accompanying statement of revenues and certain expenses of Bridgeview II (the Property) for the year ended December 31, 2004. This statement is the responsibility of the management of BioMed Realty Trust, Inc. Our responsibility is to express an opinion on this statement based on our audit.
      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 1 to the statement of revenues and certain expenses. It is not intended to be a complete presentation of Bridgeview II’s revenues and expenses.
      In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as described in note 1, of Bridgeview II for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
San Diego, California
June 3, 2005

BRIDGEVIEW II
STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(In thousands)

	Period from
	January 1, 2005
	through	Year Ended
	March 15, 2005	December 31, 2004

	(Unaudited)
Revenues:
Rental	$271	$1,292
Tenant reimbursements	34	164

Total revenues	305	1,456

Certain expenses:
Operating expenses	11	53
Real estate taxes	25	118

Total certain expenses	36	171

Revenues in excess of certain expenses	$269	$1,285

See accompanying notes to statements of revenues and certain expenses.

BRIDGEVIEW II
NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
Period from January 1, 2005 through March 15, 2005 (unaudited)
and Year Ended December 31, 2004
(Tabular amounts in thousands)

(1)	Basis of Presentation
      The accompanying statements of revenues and certain expenses relate to the operations of the property known as Bridgeview II (the Property). The Property consists of one building located at 24590 Clawiter Road, Hayward, CA and is 100% leased by one tenant.
      On March 16, 2005, BioMed Realty Trust, Inc., a Maryland corporation (the Company), through its operating partnership subsidiary, BioMed Realty, L.P. (the Operating Partnership), completed the acquisition of the Property from F&S Hayward II, LLC (F&S Hayward). The total purchase price was approximately $16.2 million. The Operating Partnership funded the purchase price with proceeds from the Company’s unsecured revolving credit facility.
      The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, are not representative of the actual results of operations of the Property for the period from January 1, 2005 through March 15, 2005 (unaudited) and for the year ended December 31, 2004 due to the exclusion of the following revenues and expenses, which may not be comparable to the proposed future operations of the Property:

•	Management fee revenues received from tenants

•	Depreciation and amortization

•	Other costs not directly related to the proposed future operations of the Property, including third-party management fees

(2)	Summary of Significant Accounting Policies and Practices

(a)	Revenue Recognition
      Rental revenue is recognized on a straight-line basis over the term of the respective leases.

(b)	Use of Estimates
      Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses during the reporting period to prepare the statements of revenues and certain expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(c)	Unaudited Interim Statement
      The statement of revenues and certain expenses for the period from January 1, 2005 through March 15, 2005 is unaudited. In the opinion of management, the statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

(3)	Rental Revenue
      The Property leases laboratory and office space under a lease agreement with its tenant. The lease is accounted for as an operating lease. The lease includes provisions under which the Property is reimbursed for common area expenses, real estate taxes and insurance. Revenue related to these reimbursed costs is

BRIDGEVIEW II
NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)
recognized in the period the applicable costs are incurred and billed to the tenant pursuant to their lease agreement. The lease contains renewal options at various times and rental rates.
      Minimum rents to be received under the terms of the non-cancelable operating lease agreement, excluding expense reimbursements, in effect at December 31, 2004, are as follows:

Year

2005	$1,064
2006	1,107
2007	1,151
2008	1,197
2009	1,245
Thereafter	11,203

$16,967

(4)	Certain Expenses
      Certain expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expense are charged to operations as incurred. Costs such as depreciation, amortization, management fees and professional fees are excluded from the statements of revenues and certain expenses.

(5)	Concentration of Credit Risk
      For the year ended December 31, 2004, one tenant accounted for 100% of revenues.

INDEPENDENT AUDITORS’ REPORT
The Board of Directors
BioMed Realty Trust, Inc.:
      We have audited the accompanying statement of revenues and certain expenses of Nancy Ridge (the Property) for the year ended December 31, 2004. This statement is the responsibility of the management of BioMed Realty Trust, Inc. Our responsibility is to express an opinion on this statement based on our audit.
      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 1 to the statement of revenues and certain expenses. It is not intended to be a complete presentation of Nancy Ridge’s revenues and expenses.
      In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as described in note 1, of Nancy Ridge for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
San Diego, California
June 3, 2005

NANCY RIDGE
STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(In thousands)

	Three Months
	Ended	Year Ended
	March 31, 2005	December 31, 2004

	(Unaudited)
Revenues:
Rental	$355	$1,419
Tenant reimbursements	35	112
Other income	16	—

Total revenues	406	1,531

Expenses:
Operating expenses	20	49
Real estate taxes	15	60

Total certain expenses	35	109

Income from operations	371	1,422
Interest expense	(130)	(513)

Revenues in excess of certain expenses	$241	$909

See accompanying notes to statements of revenues and certain expenses.

NANCY RIDGE
NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
Three Months Ended March 31, 2005 (unaudited) and Year Ended December 31, 2004
(Tabular amounts in thousands)

(1)	Basis of Presentation
      The accompanying statements of revenues and certain expenses relate to the operations of the property known as Nancy Ridge (the Property). The Property consists of one building located at 6828 Nancy Ridge Drive, San Diego, CA and is fully leased by two tenants.
      On April 21, 2005, BioMed Realty Trust, Inc., a Maryland corporation (the Company), through its operating partnership subsidiary, BioMed Realty, L.P. (the Operating Partnership), completed the acquisition of the Property from 6828 Nancy Ridge, LLC. The total purchase price was approximately $12.8 million. The Operating Partnership funded the purchase price with the assumption of $7.0 million in debt and $5.8 million in cash. The cash portion of the purchase price was funded with borrowings under the Company’s unsecured revolving credit facility.
      The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, are not representative of the actual results of operations of the Property for the three months ended March 31, 2005 (unaudited) or for the year ended December 31, 2004 due to the exclusion of the following revenues and expenses, which may not be comparable to the proposed future operations of the Property:

•	Management fee revenues received from tenants

•	Depreciation and amortization

•	Other costs not directly related to the proposed future operations of the Property, including third-party management fees

(2)	Summary of Significant Accounting Policies and Practices

(a)	Revenue Recognition
      Rental revenue is recognized on a straight-line basis over the term of the respective leases.

(b)	Use of Estimates
      Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses during the reporting periods to prepare the statements of revenues and certain expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(c)	Unaudited Interim Statement
      The statement of revenues and certain expenses for the three-months ended March 31, 2005 is unaudited. In the opinion of management, the statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

(3)	Rental Revenue
      The Property leases laboratory and office space under lease agreements with its tenants. The leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area expenses, real estate taxes and insurance . Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various times and rental rates.

NANCY RIDGE
NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)
      Minimum rents to be received under the terms of the non-cancelable operating lease agreements, excluding expense reimbursements, in effect at December 31, 2004, are as follows:

Year

2005	$1,355
2006	1,399
2007	1,444
2008	1,490
2009	1,538
Thereafter	3,933

$11,159

(4)	Certain Expenses
      Certain expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expense are charged to operations as incurred. Costs such as depreciation, amortization, management fees and professional fees are excluded from the statements of revenues and certain expenses.
      In connection with the acquisition of the Property, the Company will assume the $7.0 million of mortgage debt outstanding as of December 31, 2004 secured by the Property. The mortgage debt bears interest at a fixed interest rate of 7.15%, requires monthly payments of principal and interest and matures on September 1, 2012. As of December 31, 2004, annual principal payments due on the mortgage debt were as follows:

Year

2005	$75
2006	80
2007	86
2008	91
2009	100
Thereafter	6,595

$7,027

(5)	Concentration of Credit Risk
      For the year ended December 31, 2004, two tenants accounted for 100% of revenues.

INDEPENDENT AUDITORS’ REPORT
The Board of Directors
BioMed Realty Trust, Inc.:
      We have audited the accompanying statement of revenues and certain expenses of Graphics Drive (the Property) for the year ended December 31, 2004. This statement is the responsibility of the management of BioMed Realty Trust, Inc. Our responsibility is to express an opinion on this statement based on our audit.
      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 1 to the statement of revenues and certain expenses. It is not intended to be a complete presentation of Graphics Drive’s revenues and expenses.
      In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 1, of Graphics Drive for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
San Diego, California
June 3, 2005

GRAPHICS DRIVE
STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(In thousands)

	Period from
	January 1, 2005
	through	Year Ended
	March 16, 2005	December 31, 2004

	(Unaudited)
Revenues:
Rental	$31	$56
Tenant reimbursements	10	14

Total revenues	41	70

Expenses:
Operating expenses	44	143
Real estate taxes	25	116

Total of certain expenses	69	259

Excess of certain expenses over revenues	$(28)	$(189)

See accompanying notes to statements of revenues and certain expenses.

GRAPHICS DRIVE
NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
Period from January 1, 2005 through March 16, 2005 (unaudited)
and Year Ended December 31, 2004
(Tabular amounts in thousands)

(1)	Basis of Presentation
      The accompanying statements of revenues and certain expenses relate to the operations of the property known as Graphics Drive (the Property). The Property consists of one building located at 7 Graphics Drive, Ewing, NJ and is 15% leased by one tenant. The tenant’s lease commenced on April 1, 2004.
      On March 17, 2005, BioMed Realty Trust, Inc., a Maryland corporation (the Company), through its operating partnership subsidiary, BioMed Realty, L.P. (the Operating Partnership), completed the acquisition of the Property from Phillips Associates I, L.L.C. (Phillips Associates). The total purchase price was approximately $7.7 million. The Operating Partnership funded the purchase price with proceeds from the Company’s unsecured revolving credit facility.
      The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, are not representative of the actual results of operations of the Property for the period from January 1, 2005 through March 16, 2005 (unaudited) and for the year ended December 31, 2004 due to the exclusion of the following revenues and expenses, which may not be comparable to the proposed future operations of the Property:

•	Management fee revenues received from tenants

•	Depreciation and amortization

•	Other costs not directly related to the proposed future operations of the Property, including third-party management fees

(2)	Summary of Significant Accounting Policies and Practices

(a)	Revenue Recognition
      Rental revenue is recognized on a straight-line basis over the term of the respective lease.

(b)	Use of Estimates
      Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses during the reporting period to prepare the statements of revenues and certain expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(c)	Unaudited Interim Statement
      The statement of revenues and certain expenses for the period from January 1, 2005 through March 16, 2005 is unaudited. In the opinion of management, the statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

(3)	Rental Revenue
      The Property leases laboratory and office space under a lease agreement with its tenant. The lease is accounted for as an operating lease. The lease includes provisions under which the Property is reimbursed for common area expenses, real estate taxes and insurance. Revenue related to these reimbursed costs is

GRAPHICS DRIVE
NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)
recognized in the period the applicable costs are incurred and billed to the tenant pursuant to the lease agreement. The lease contains a renewal option which entitles the tenant to extend the lease for three additional years.
      Minimum rents to be received under the terms of the non-cancelable operating lease agreement, excluding expense reimbursements, in effect at December 31, 2004, are as follows:

Year

2005	$148
2006	148
2007	148

$444

(4)	Certain Expenses
      Certain expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expense are charged to operations as incurred. Costs such as depreciation, amortization, management fees and professional fees are excluded from the statement of revenues and certain expenses.

(5)	Concentration of Credit Risk
      For the year ended December 31, 2004, one tenant accounted for 100% of revenues.

INDEPENDENT AUDITORS’ REPORT
The Board of Directors
BioMed Realty Trust, Inc.:
      We have audited the accompanying statement of revenues and certain expenses of Phoenixville (the Property) for the year ended December 31, 2004. This statement is the responsibility of the management of BioMed Realty Trust, Inc. Our responsibility is to express an opinion on this statement based on our audit.
      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 1 to the statement of revenues and certain expenses. It is not intended to be a complete presentation of Phoenixville’s revenues and expenses.
      In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as described in note 1, of Phoenixville for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
San Diego, California
June 3, 2005

PHOENIXVILLE
STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(In thousands)

	Three Months Ended	Year Ended
	March 31, 2005	December 31, 2004

	(Unaudited)
Revenues:
Rental	$187	$615
Tenant reimbursements	42	112

Total revenues	229	727

Certain expenses:
Operating expenses	81	186
Real estate taxes	31	126

Total certain expenses	112	312

Revenues in excess of certain expenses	$117	$415

See accompanying notes to statements of revenues and certain expenses.

PHOENIXVILLE
NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
Three Months Ended March 31, 2005 (unaudited) and Year Ended December 31, 2004
(Tabular amounts in thousands)

(1)	Basis of Presentation
      The accompanying statements of revenues and certain expenses relate to the operations of the property known as Phoenixville (the Property). The Property consists of one building located at 335-395 Phoenixville Pike, Malvern, PA and is leased to six tenants.
      On April 5, 2005, BioMed Realty Trust, Inc., a Maryland corporation (the Company), through its operating partnership subsidiary, BioMed Realty, L.P. (the Operating Partnership), completed the acquisition of the Property from 335-395 Phoenixville Pike Associates LP. The total purchase price was approximately $13.2 million. The Operating Partnership funded the purchase price with proceeds from the Company’s unsecured revolving credit facility.
      The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, are not representative of the actual results of operations of the Property for the three months ended March 31, 2005 (unaudited) or for the year ended December 31, 2004 due to the exclusion of the following revenues and expenses, which may not be comparable to the proposed future operations of the Property:

•	Depreciation and amortization

•	Other costs not directly related to the proposed future operations of the Property
      Prior to the acquisition, the Property was managed by a third-party management company. Following the acquisition, the Property will be managed by a third-party manager under a new management contract. In accordance with Rule 3-14, the related management fee revenues and expenses are included in the statements of revenues and certain expenses.

(2)	Summary of Significant Accounting Policies and Practices

(a)	Revenue Recognition
      Rental revenue is recognized on a straight-line basis over the term of the respective leases.

(b)	Use of Estimates
      Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses during the reporting period to prepare the statements of revenues and certain expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(c)	Unaudited Interim Statement
      The statement of revenues and certain expenses for the three-months ended March 31, 2005 is unaudited. In the opinion of management, the statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

(3)	Rental Revenue
      The Property leases laboratory and office space under lease agreements with its tenants. The leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area expenses, real estate taxes and insurance. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to the tenants pursuant to the lease agreements. The leases contain renewal options at various times and rental rates.

PHOENIXVILLE
NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)
      Minimum rents to be received under the terms of the non-cancelable operating lease agreements, excluding expense reimbursements, in effect at December 31, 2004, are as follows:

Year

2005	$695
2006	691
2007	266
2008	185
2009	190
Thereafter	429

$2,456

(4)	Certain Expenses
      Certain expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expense are charged to operations as incurred. Costs such as depreciation, amortization, management fees and professional fees are excluded from the statements of revenues and certain expenses.

(5)	Concentration of Credit Risk
      For the year ended December 31, 2004, two tenants accounted for approximately 62% and 19% of revenues. The other four tenants accounted for approximately 19% of revenues.

BIOMED REALTY TRUST, INC.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

     The unaudited pro forma consolidated financial statements of BioMed Realty Trust, Inc., a Maryland corporation (the “Company”), as of March 31, 2005, and for the three months ended March 31, 2005 and the year ended December 31, 2004, are presented as if its common stock offering, which was consummated on June 27, 2005, and related transactions had occurred on March 31, 2005 for the unaudited pro forma consolidated balance sheet, and on the first day of the period presented for the unaudited pro forma consolidated statements of income.

     The unaudited pro forma consolidated financial statements should be read in conjunction with the consolidated historical statements of the Company and Inhale 201 Industrial Road, L.P., included in our Form 10-K for the year ended December 31, 2004, and our Form 10-Q for the quarterly period ended March 31, 2005 filed with the Securities and Exchange Commission, and the separate historical statements of revenues and certain expenses of Lyme Portfolio, Bridgeview II, Nancy Ridge, Graphics Drive and Phoenixville, and the notes thereto, included elsewhere in this Report. Adjustments have been made to give effect to the properties contributed and acquired in connection with and following our IPO in 2004. The remaining properties acquired since December 31, 2004 are considered insignificant.

     The unaudited pro forma consolidated financial statements do not purport to represent the Company’s financial position or the results of operations that would actually have occurred assuming the completion of the common stock offering and other transactions, nor do they purport to project the Company’s financial position or results of operations as of any future date or any future period.

BIOMED REALTY TRUST, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET
March 31, 2005
(Unaudited)
(In thousands)

	Historical
	BioMed	Lyme	Other	Other			Pro Forma
	Realty	Portfolio	Subsequent	Financing	This		BioMed Realty
	Trust, Inc.	Acquisition	Acquisitions	Transactions	Offering		Trust, Inc.
		(A)	(B)	(C)	(D)
ASSETS
Rental property, net	$489,136	$486,540	$59,813	$—	$—		$1,035,489
Property under development	5,373	—	—	—	—		5,373
Investment in unconsolidated partnership	2,505	—	—	—	—		2,505
Cash and cash equivalents	15,570	(399,796)	(3,789)	399,796	324,444		104,128
					(132,097	)(E)
					(100,000	)(F)
Restricted cash	2,572	—	4,049	—	—		6,621
Accounts receivable, net	5,255	—	—	—	—		5,255
Accrued straight-line rents, net	4,224	—	—	—	—		4,224
Acquired above market leases, net	7,543	3,252	—	—	—		10,795
Deferred leasing costs, net	60,950	63,720	7,670	—	—		132,340
Deferred loan costs, net	1,605	—	83	5,776	(1,951	)(G)	5,513
Prepaid expenses	2,154	—	—	—	—		2,154
Other assets	4,730	—	—	—	—		4,730

Total assets	$601,617	$153,716	$67,826	$405,572	$90,396		$1,319,127

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable, net	$101,594	$137,517	$7,870	$—	$—		$246,981
Secured term loan	—	—	—	250,000	—		250,000
Unsecured line of credit	19,500	—	57,025	55,572	(132,097	)(E)	—
Unsecured term loan	—	—	—	100,000	(100,000	)(F)	—
Security deposits	5,227	—	232	—	—		5,459
Dividends and distributions payable	9,262	—	—	—	—		9,262
Accounts payable and accrued expenses	9,466	—	—	—	—		9,466
Acquired lease obligations, net	14,209	16,199	2,699	—	—		33,107

Total liabilities	159,258	153,716	67,826	405,572	(232,097)		554,275

Minority interests	22,486	—	—	—	—		22,486
Stockholders’ equity:
Common stock	314	—	—	—	151		465
Additional paid-in capital	435,010	—	—	—	324,293		759,303
Deferred compensation	(4,410)	—	—	—	—		(4,410)
Dividends in excess of earnings	(11,041)	—	—	—	(1,951	)(G)	(12,992)

Total stockholders’ equity	419,873	—	—	—	322,493		742,366

Total liabilities and stockholders’ equity	$601,617	$153,716	$67,826	$405,572	$90,396		$1,319,127

See accompanying notes to pro forma consolidated balance sheet and statements of income.

BIOMED REALTY TRUST, INC.

PRO FORMA CONSOLIDATED STATEMENT OF INCOME
For the Three Months Ended March 31, 2005
(Unaudited)
(In thousands, except per share data)

	Historical	First					Pro Forma
	BioMed	Quarter	Lyme	Other	Other		BioMed
	Realty	2005	Portfolio	Subsequent	Financing	This	Realty
	Trust, Inc.	Acquisitions	Acquisition	Acquisitions	Transactions	Offering	Trust, Inc.
		(AA)	(BB)	(CC)	(DD)	(EE)
Revenues:
Rental	$14,214	$315	$11,874	$1,292	$—	$—	$27,695
Tenant recoveries	7,254	69	4,167	363	—	—	11,853
Other income	3,003	—	318	167	—	—	3,488

Total revenues	24,471	384	16,359	1,822	—	—	43,036

Expenses:
Rental operations	6,395	63	1,867	204	—	—	8,529
Real estate taxes	1,788	121	2,479	282	—	—	4,670
Depreciation and amortization	6,191	201	4,054	672	—	—	11,118
General and administrative	2,550	—	22	—	—	—	2,572

Total expenses	16,924	385	8,422	1,158	—	—	26,889

Income from operations	7,547	(1)	7,937	664	—	—	16,147
Equity in net income of unconsolidated partnership	51	—	—	—	—	—	51
Interest income	78	—	—	—	—	—	78
Interest expense	(1,411)	—	(2,037)	(104)	(6,758)	2,188	(8,122)

Income (loss) before minority interests	6,265	(1)	5,900	560	(6,758)	2,188	8,154
Minority interests	(429)	—	—	—	—	56	(373	)(GG)

Net income (loss)	$5,836	$(1)	$5,900	$560	$(6,758)	$2,244	$7,781

Pro forma earnings per share — basic(HH)	$0.19						$0.17

Pro forma earnings per share — diluted(HH)	$0.19						$0.17

Pro forma weighted average common shares outstanding — basic(HH)	31,129,613						46,252,113

Pro forma weighted average common shares outstanding — diluted(HH)	34,148,820						49,271,320

See accompanying notes to pro forma consolidated balance sheet and statements of income.

BIOMED REALTY TRUST, INC.

PRO FORMA CONSOLIDATED STATEMENT OF INCOME
For the Year Ended December 31, 2004
(Unaudited)
(In thousands, except per share data)

	Historical	First					Third and	Pro Forma
	BioMed	Quarter	Lyme	Other	Other		Fourth	BioMed
	Realty	2005	Portfolio	Subsequent	Financing	This	Quarter 2004	Realty
	Trust, Inc.	Acquisitions	Acquisition	Acquisitions	Transactions	Offering	Acquisitions	Trust, Inc.
		(AA)	(BB)	(CC)	(DD)	(EE)	(FF)
Revenues:
Rental	$19,432	$1,408	$46,406	$5,513	$—	$—	$38,937	$111,696
Tenant recoveries	9,222	259	13,955	1,490	—	—	16,216	41,142
Other income	—	—	1,378	—	—	—	—	1,378

Total revenues	28,654	1,667	61,739	7,003	—	—	55,153	154,216

Expenses:
Rental operations	10,030	244	5,011	586	—	—	17,222	33,093
Real estate taxes	1,589	497	9,919	1,131	—	—	3,317	16,453
Depreciation and amortization	7,853	803	15,725	2,465	—	—	15,961	42,807
General and administrative	3,130	—	86	—	—	—	7,141	10,357

Total expenses	22,602	1,544	30,741	4,182	—	—	43,641	102,710

Income from operations	6,052	123	30,998	2,821	—	—	11,512	51,506
Equity in net loss of unconsolidated partnership	(11)	—	—	—	—	—	(33)	(44)
Interest income	190	—	—	—	—	—	306	496
Interest expense	(1,180)	—	(8,110)	(422)	(27,032)	8,751	(830)	(28,823)

Income (loss) before minority interests	5,051	123	22,888	2,399	(27,032)	8,751	10,955	23,135
Minority interests	(269)	—	—	—	—	(778)	—	(1,047	)(GG)

Net income (loss)	$4,782	$123	$22,888	$2,399	$(27,032)	$7,973	$10,955	$22,088

Pro forma earnings per share — basic(HH)	$0.15							$0.48

Pro forma earnings per share — diluted(HH)	$0.15							$0.48

Pro forma weighted average common shares outstanding — basic(HH)	30,965,178							46,087,678

Pro forma weighted average common shares outstanding — diluted(HH)	33,767,575							48,890,075

See accompanying notes to pro forma consolidated balance sheet and statements of income.

BIOMED REALTY TRUST, INC.

NOTES TO PRO FORMA CONSOLIDATED
BALANCE SHEET AND STATEMENTS OF INCOME
(Unaudited)
(Tabular amounts in thousands)

1. Adjustments to the Pro Forma Consolidated Balance Sheet

Presentation

     The accompanying unaudited pro forma consolidated balance sheet of the Company reflects adjustments for completed acquisitions and the Company’s public offering of common shares and related transactions as if all of the following occurred on March 31, 2005:

•	The acquisition of the Lyme Portfolio for approximately $531,000,000, including closing costs and an advisory fee to Raymond James & Associates, Inc. of $1,375,000, which occurred on May 31, 2005. In addition to cash paid and financed by borrowings discussed below, consideration also included the assumption of $137,517,000 of mortgage notes payable (including premium of $6,313,000);

•	Borrowings of $100,000,000 on a senior unsecured term loan, $250,000,000 on a senior secured term loan, and approximately $55,572,000 on our senior unsecured revolving credit facility. This debt was incurred to partially fund the acquisition of the Lyme Portfolio;

•	The acquisition of Fresh Pond Research Park for $20,756,000, which occurred on April 5, 2005;

•	The acquisition of Coolidge Avenue for $10,833,000, which occurred on April 5, 2005;

•	The acquisition of Phoenixville for $13,206,000, which occurred on April 5, 2005;

•	The acquisition of Nancy Ridge for $12,800,000, which occurred on April 21, 2005. Consideration paid for this acquisition also included the assumption of $7,870,000 of a mortgage note payable (including premium of $869,000). In addition a $1,177,000 deposit for loan impounds was made by the Company;

•	The acquisition of Dumbarton Circle for $6,320,000, excluding $2,640,000 paid into escrow for tenant construction allowance, which occurred on May 27, 2005;

•	Public offering of 15,122,500 common shares at $22.50 per share, with net proceeds of $324,444,000;

•	Repayment of the $100,000,000 senior unsecured term loan and approximately $132,097,000 of debt outstanding on the Company’s senior unsecured revolving credit facility using proceeds from the offering.

     In the opinion of the Company’s management, all material adjustments necessary to reflect the effects of the preceding transactions have been made. The unaudited pro forma consolidated balance sheet is presented for illustrative purposes only and is not necessarily indicative of what the actual financial position would have been had the common share offering and other transactions described above occurred on March 31, 2005, nor does it purport to represent the future financial position of the Company.

Adjustments

     The adjustments to the pro forma consolidated balance sheet as of March 31, 2005 are as follows:

     (A) Reflects the acquisition of the Lyme Portfolio from a third party on May 31, 2005 for approximately $531,000,000, including closing costs, consisting of cash payments of $399,796,000 (see Note C for discussion of funding) and the assumption of mortgage notes payable in the amount of $137,517,000 (including premium of $6,313,000):

Rental properties, net	$486,540
Intangible assets, net(1)	66,972
Acquired debt premium(2)	(6,313)
Assumed lease obligation, net(1)	(16,199)

Net assets acquired	$531,000

(1)	A portion of the purchase price has been allocated to identified intangible assets (liabilities) for (i) above-market and below-market leases in the amounts of $3,252,000 and $16,199,000, respectively, which are amortized to rental income over the remaining non-cancelable term of the respective leases, and (ii) the value of in-place leases and management agreements in the amount of $63,720,000 which are amortized to depreciation and amortization expense over the remaining non-cancelable terms of the respective leases and management agreements.

(2)	Debt premiums are recorded upon assumption of the notes at the time of acquisition to account for above-market interest rates. Amortization of these premiums is recorded as a reduction to interest expense over the remaining terms of the respective mortgages.

     (B) Reflects the acquisition of five other properties from third parties subsequent to March 31, 2005 for approximately $67,732,000, including loan impounds of $1,177,000 for the Nancy Ridge loan assumption, closing costs and payment of deferred loan costs of $83,000. Consideration paid consisted of cash payments of $60,814,000 (financed by borrowings on the existing unsecured line of credit of $57,025,000 and cash on hand of $3,789,000), the assumption of mortgage notes payable in the amount of $7,870,000 (including $869,000 of debt premium) for the Nancy Ridge acquisition:

	Fresh Pond	Coolidge	Phoenixville	Nancy Ridge	Dumbarton	Total
Rental properties, net	$20,928	$9,533	$11,657	$12,133	$5,562	$59,813
Loan impounds (restricted cash)	—	—	—	1,177	—	1,177
Tenant construction allowance (restricted cash)	—	—	—	—	2,640	2,640
Intangible assets, net(1)	2,491	1,300	1,585	1,536	758	7,670
Cash received for tenant security deposits (restricted cash)	18	—	117	—	97	232
Acquired debt premium(2)	—	—	—	(869)	—	(869)
Tenant deposits (restricted cash)	(18)	—	(117)	—	(97)	(232)
Acquired lease obligation, net(1)	(2,663)	—	(36)	—	—	(2,699)

Net assets acquired	$20,756	$10,833	$13,206	$13,977	$8,960	$67,732

Acquisition date	April 5, 2005	April 5, 2005	April 5, 2005	April 21, 2005	May 27, 2005

(1)	A portion of the purchase price has been allocated to identified intangible liabilities for below-market leases in the amount of $2,699,000, which are amortized to rental income over the remaining non-cancelable term of the respective leases, and the value of in-place leases and management agreements in the amount of $7,670,000 which are amortized to depreciation and amortization expense over the remaining non-cancelable term of the respective leases and management agreements.

(2)	Premiums are recorded upon assumption of mortgages at the time of acquisition to account for above-market interest rates. Amortization of these premiums is recorded as a reduction to interest expense over the remaining term of the respective notes.

     (C) To fund the acquisitions, the Company incurred the following indebtedness:

	Principal	Loan
	Amount	Fees
$250.0 million senior unsecured revolving credit facility(1)	$112,597	$1,863
$100.0 million senior unsecured term loan	100,000	1,050
$250.0 million senior secured term loan	250,000	2,863

Total	$462,597	$5,776

(1)	Consists of $55,572 for the Lyme Portfolio and $57,025 for the other subsequent acquisitions.

     (D) Sale of 15,122,500 shares of common stock (including exercise of underwriters’ overallotment option) for $22.50 per share in the offering:

Proceeds from the offering	$340,256
Less costs associated with the offering (including underwriters’ discount of $15,312)	(15,812)

Net cash proceeds	$324,444

     Repayment of certain indebtedness upon completion of the offering:

Principal/Total
Cash Payments
(E) $250.0 million senior unsecured revolving credit facility	$132,097
(F) $100.0 million senior unsecured term loan	100,000

Total	$232,097

     (G) Write-off of unamortized loan fees upon repayment of certain indebtedness and pro forma amortization adjustments:

Writeoff of
Unamortized
Loan Fees
$100.0 million unsecured line of credit (replaced)	$901
$100.0 million senior unsecured term loan	1,050

Total	$1,951

2. Pro Forma Consolidated Statements of Income

     The adjustments to the pro forma consolidated statements of income for the three months ended March 31, 2005 and for the year ended December 31, 2004 are as follows:

     Adjustments (AA) through (HH) inclusive relate to the pro forma adjustments made to give effect to the acquired properties in accordance with Regulation S-X Rule 11-2 and Rule 3-14. Specifically, in accordance with Rule 3-14(a)(1) audited financial statements of properties acquired should exclude items not comparable to the proposed future operations of the properties including corporate expenses. Prior to the acquisition, the properties were either self-managed or managed by third party management companies. Following the acquisitions, the properties will continue to be managed internally by us or managed by third-party managers under new management contracts. In accordance with Rule 3-14, the related management fee revenues and expenses have either been included or excluded from the historical audited Rule 3-14 financial statements. For properties that will be managed internally by us, the property management revenues and costs are excluded in the historical financial statements of the acquired properties. For properties that will be managed by third-parties, property management revenues and expenses are included in the historical financial statements of the acquired properties. Pro forma revenue and expense adjustments were made for properties that will be managed internally by us.

     (AA) Reflects the first quarter 2005 acquisitions for the period from January 1, 2005 through date of acquisition:

	For the Three Months Ended March 31, 2005
				Adjustments
				Resulting from
				Purchasing	Pro Forma
	Waples	Bridgeview	Graphics	the Property	Adjustment
Revenues:
Rental(1)	$—	$271	$31	$13	$315
Tenant recoveries(2)	—	34	10	25	69
Other income	—	—	—	—	—

Total revenues	—	305	41	38	384

Expenses:
Rental operations	8	11	44	—	63
Real estate taxes(3)	6	25	25	65	121
Depreciation and amortization(4)	—	—	—	201	201

Total expenses	14	36	69	266	385

Net income (loss)	$(14)	$269	$(28)	$(228)	$(1)

	For the Year Ended December 31, 2004
				Adjustments
				Resulting from
				Purchasing	Pro Forma
	Waples	Bridgeview II	Graphics	the Property	Adjustment
Revenues:
Rental(1)	$—	$1,292	$56	$60	$1,408
Tenant recoveries(2)	—	164	14	81	259
Other income	—	—	—	—	—

Total revenues	—	1,456	70	141	1,667

Expenses:
Rental operations	48	53	143	—	244
Real estate taxes(3)	36	118	116	227	497
Depreciation and amortization(4)	—	—	—	803	803

Total expenses	84	171	259	1,030	1,544

Net income (loss)	$(84)	$1,285	$(189)	$(889)	$123

(1)	The pro forma adjustment to rental revenue is directly attributable to the acquisition of the property and consists of amounts related to above and below market leases, which are being amortized over the remaining non-cancelable term of the respective contracts in accordance with SFAS 141.

(2)	The pro forma adjustment to tenant recoveries includes amounts to be received from tenants related to the pro forma adjustment to real estate taxes expense.

(3)	The pro forma adjustment to real estate taxes expense relates to the increase in property taxes due to the acquisition of the property by the Company that may result in a reassessment by the taxing authorities based on the purchase price of the property.

(4)	The pro forma adjustment to depreciation and amortization is due to depreciation of the acquired buildings and improvements using the straight-line method and an estimated life of 40 years. In addition, the value of in-place leases (exclusive of the value of above and below market leases) and the value of management agreements are amortized to depreciation and amortization expense over the remaining non-cancelable term of the respective leases and management agreements.

     (BB) Reflects the acquisition of the Lyme Portfolio:

	For the Three Months Ended March 31, 2005
	Historical	Adjustments
	Revenue and	Resulting from
	Certain	Purchasing	Pro Forma
	Expenses	the Property	Adjustment
Revenues:
Rental(1)	$11,273	$601	$11,874
Tenant recoveries(2)	3,140	1,027	4,167
Other income	318	—	318

Total revenues	14,731	1,628	16,359

Expenses:
Rental operations(3)	1,758	109	1,867
Real estate taxes(4)	1,529	950	2,479
Depreciation and amortization(5)	—	4,054	4,054
Other	22	—	22

Total expenses	3,309	5,113	8,422

Income from operations	11,422	(3,485)	7,937
Interest expense(6)	(2,203)	166	(2,037)

Net income (loss)	$9,219	$(3,319)	$5,900

	For the Year Ended December 31, 2004
	Historical	Adjustments
	Revenue and	Resulting from
	Certain	Purchasing	Pro Forma
	Expenses	the Property	Adjustment
Revenues:
Rental(1)	$44,123	$2,283	$46,406
Tenant recoveries(2)	9,198	4,757	13,955
Other income	1,378	—	1,378

Total revenues	54,699	7,040	61,739

Expenses:
Rental operations(3)	4,683	328	5,011
Real estate taxes(4)	5,344	4,575	9,919
Depreciation and amortization(5)	—	15,725	15,725
Other	86	—	86

Total expenses	10,113	20,628	30,741

Income from operations	44,586	(13,588)	30,998
Interest expense(6)	(8,711)	601	(8,110)

Net income (loss)	$35,875	$(12,987)	$22,888

(1)	The pro forma adjustment to rental revenue is directly attributable to the acquisition of the property and consists of amounts related to above and below market leases, which are being amortized over the remaining non-cancelable term of the respective contracts in accordance with SFAS 141.

(2)	The pro forma tenant recovery revenue adjustment is based upon an assignment of pre-existing management agreements with certain tenants, as contractually entered into with the execution of the purchase and sale agreement. Also includes, amounts to be received from tenants related to the pro forma adjustment to real estate taxes expense.

(3)	The pro forma adjustment to rental operations expense includes amounts related to expenses associated with self-managed properties.

(4)	The pro forma adjustment to real estate taxes expense relates to the increase in property taxes due to the acquisition of the property by the Company that may result in a reassessment by the taxing authorities based on the purchase price of the property.

(5)	The pro forma adjustment to depreciation and amortization is due to depreciation of the acquired buildings and improvements using the straight-line method and an estimated life of 40 years. In addition, the value of in-place leases (exclusive of the value of above and below market leases) and the value of management agreements are amortized to depreciation and amortization expense over the remaining non-cancelable term of the respective leases and management agreements.

(6)	The pro forma adjustment to interest expense is due to the amortization of debt premiums that were recorded upon assumption of the mortgage notes to account for above-market interest rates. This adjustment reduces interest expense over the remaining terms of the respective mortgages using the effective interest method. Also includes amortization of deferred loan fees, including loan assumption fees, incurred in obtaining long-term financing, which are capitalized and amortized to interest expense over the terms of the related loans using the effective-interest method.

         (CC) Reflects the acquisition of five other properties from third parties subsequent to March 31, 2005:

	For the Three Months Ended March 31, 2005
						Adjustments
						Resulting from
				Nancy		Purchasing	Pro Forma
	Coolidge	Fresh Pond	Phoenixville	Ridge	Dumbarton	the Properties	Adjustment
Revenues:
Rental(1)	$244	$389	$187	$355	$—	$117	$1,292
Tenant recoveries(2)	51	92	42	35	—	143	363
Other income	—	—	—	16	151	—	167

Total revenues	295	481	229	406	151	260	1,822

Expenses:
Rental operations(3)	33	28	81	20	17	25	204
Real estate taxes(4)	18	64	31	15	16	138	282
Depreciation and amortization(5)	—	—	—	—	—	672	672

Total expenses	51	92	112	35	33	835	1,158

Income from operations	244	389	117	371	118	(575)	664
Interest expense(6)	—	—	—	(130)	—	26	(104)

Net income (loss) before minority interest	$244	$389	$117	$241	$118	$(549)	$560

	For the Year Ended December 31, 2004
						Adjustments
						Resulting from
				Nancy		Purchasing	Pro Forma
	Coolidge	Fresh Pond	Phoenixville	Ridge	Dumbarton	the Properties	Adjustment
Revenues:
Rental(1)	$927	$1,512	$615	$1,419	$596	$444	$5,513
Tenant recoveries(2)	153	336	112	112	184	593	1,490
Other income	—	—	—	—	—	—	—

Total revenues	1,080	1,848	727	1,531	780	1,037	7,003

Expenses:
Rental operations(3)	79	84	186	49	102	86	586
Real estate taxes(4)	74	256	126	60	100	515	1,131
Depreciation and amortization(5)	—	—	—	—	—	2,465	2,465

Total expenses	153	340	312	109	202	3,066	4,182

Income from operations	927	1,508	415	1,422	578	(2,029)	2,821
Interest expense(6)	—	—	—	(513)	—	91	(422)

Net income (loss) before minority interest	$927	$1,508	$415	$909	$578	$(1,938)	$2,399

(1)	The pro forma adjustment to rental revenue is directly attributable to the acquisition of the property and consists of amounts related to above and below market leases, which are being amortized over the remaining non-cancelable term of the respective contracts in accordance with SFAS 141.

(2)	The pro forma tenant recovery revenue adjustment is based upon an assignment of pre-existing management agreements with certain tenants, as contractually entered into with the execution of the purchase and sale agreement. Also includes, amounts to be received from tenants related to the pro forma adjustment to real estate taxes expense.

(3)	The pro forma adjustment to rental operations expense includes amounts related to expenses associated with self-managed properties.

(4)	The pro forma adjustment to real estate taxes expense relates to the increase in property taxes due to the acquisition of the property by the Company that may result in a reassessment by the taxing authorities based on the purchase price of the property.

(5)	The pro forma adjustment to depreciation and amortization is due to depreciation of the acquired buildings and improvements using the straight-line method and an estimated life of 40 years. In addition, the value of in-place leases (exclusive of the value of above and below market leases) and the value of management agreements are amortized to depreciation and amortization expense over the remaining non-cancelable term of the respective leases and management agreements.

(6)	The pro forma adjustment to interest expense is due to the amortization of debt premiums that were recorded upon assumption of the mortgage notes to account for above-market interest rates. This adjustment reduces interest expense over the remaining terms of the respective mortgages using the effective interest method. Also includes amortization of deferred loan fees, including loan assumption fees, incurred in obtaining long-term financing, which are capitalized and amortized to interest expense over the terms of the related loans using the effective-interest method.

          (DD) Reflects the interest expense as a result of debt incurred in connection with the acquisitions.

			Interest Expense
			For the Three
	Principal		Months Ended	For the Year Ended
	Amount	Interest Rate	March 31, 2005	December 31, 2004
$250.0 million senior unsecured revolving credit facility(1)	$112,597	4.46%	$1,255	$5,022
$100.0 million senior unsecured term loan(1)	100,000	4.46%	1,115	4,460
$250.0 million senior secured term loan(2)	250,000	6.407%	4,004	16,018
Amortization of loan fees	—		384	1,532

	$462,597		$6,758	$27,032

(1)	Borrowings under the line of credit and $100,000,000 senior unsecured term loan bear interest at a rate of LIBOR plus a margin, which can vary between 120 basis points and 200 basis points depending on the overall leverage of the Company. A margin of 135 basis was assumed based upon the pro forma leverage of the Company. If LIBOR increased or decreased by 0.125%, the estimated interest expense could increase or decrease by approximately $266,000 annually.

(2)	The $250,000,000 senior secured term loan bears interest at LIBOR plus a spread of 225 basis points. The Company has entered into an interest-rate swap for a notional amount of $250,000,000 which the Company believes will be fully effective in hedging changes in the floating rate of the secured term loan and fixing the overall interest rate at 6.407%.

          (EE) Reflects the net decrease in interest expense as a result of the repayment of certain debt with the proceeds of the offering. The following outlines the loans paid off upon completion of the offering and the corresponding interest expense that was eliminated.

			Interest Expense
			For the Three
			Months Ended	For the Year Ended
	Debt Repaid	Interest Rate	March 31, 2005	December 31, 2004
$250.0 million senior unsecured revolving credit facility(1)	$132,097	4.46%	$1,473	$5,892
$100.0 million senior unsecured term loan	100,000	4.46%	1,115	4,460
Write-off of unamortized loan fees	—		(400)	(1,601)

	$232,097		$2,188	$8,751

(1)	Includes the historical line of credit balance that was also repaid in connection with the offering.

          (FF) Reflects the third and fourth quarter 2004 acquisitions for the period from January 1, 2004 through the date of acquisition:

	For the Year Ended December 31, 2004
	Historical
	Revenue and	Adjustments
	Certain Expenses	Resulting from
	through the Date	Purchasing	Pro Forma
	of Acquisition	the Property	Adjustment
Revenues:
Rental(1)	$38,863	$74	$38,937
Tenant recoveries(2)	16,003	213	16,216
Other income	—	—	—

Total revenues	54,866	287	55,153

Expenses:
Rental operations(3)	17,002	220	17,222
Real estate taxes	3,317	—	3,317
Depreciation and amortization(4)	—	15,961	15,961
General and administrative(5)	—	7,141	7,141

Total expenses	20,319	23,322	43,641

Income from operations	34,547	(23,035)	11,512
Equity in net loss of unconsolidated partnership	(33)	—	(33)
Interest income	306	—	306
Interest expense(6)	(2,716)	1,886	(830)

Net income (loss) before minority interest	$32,104	$(21,149)	$10,955

(1)	The pro forma adjustment to rental revenue is directly attributable to the acquisition of the property and consists of amounts related to above and below market leases, which are being amortized over the remaining non-cancelable term of the respective contracts in accordance with SFAS 141.

(2)	The pro forma tenant recovery revenue adjustment is based upon an assignment of pre-existing management agreements with certain tenants, as contractually entered into with the execution of the purchase and sale agreement. Also includes, amounts to be received from tenants related to the pro forma adjustment to real estate taxes expense.

(3)	The pro forma adjustment to rental operations expense includes amounts related to expenses associated with self-managed properties.

(4)	The pro forma adjustment to depreciation and amortization is due to depreciation of the acquired buildings and improvements using the straight-line method and an estimated life of 40 years. In addition, the value of in-place leases (exclusive of the value of above and below market leases) and the value of management agreements are amortized to depreciation and amortization expense over the remaining non-cancelable term of the respective leases and management agreements.

(5)	The pro forma adjustment to general and administrative expenses is due to additional expenses as a result of the acquisitions in 2004.

(6)	The pro forma adjustment to interest expense is due to the amortization of debt premiums that were recorded upon assumption of the mortgage notes to account for above-market interest rates. This adjustment reduces interest expense over the remaining terms of the respective mortgages using the effective interest method. Also includes amortization of deferred loan fees, including loan assumption fees, incurred in obtaining long-term financing, which are capitalized and amortized to interest expense over the terms of the related loans using the effective-interest method.

          (GG) Allocate minority interest in net income:

	For the Three
	Months Ended	For the Year Ended
	March 31, 2005	December 31, 2004
Total income before allocation to minority interest	$8,154	$23,135
Minority interest in loss of King of Prussia	109	323

Adjusted income before allocation to minority interest of operating partnership	$8,263	$23,458
Weighted average percentage allocable to minority interest of operating partnership(1)	5.84%	5.84%

	$(482)	$(1,370)

(1)	The minority interest allocation varies due to the effects of historical weighted average shares outstanding during the periods.

     (HH) The following is a reconciliation to net income:

	For the Three Months		For the Year Ended
	Ended March 31, 2005		December 31, 2004
	Historical	Pro Forma	Historical	Pro Forma
Net income attributable to common shares	$5,836	$7,781	$4,782	$22,088
Operating partnership unit share in earnings of minority interest(1)	538	482	414	1,370

Adjusted net income attributable to common shares	$6,374	$8,263	$5,196	$23,458

Weighted-average common shares outstanding:
Basic(2)	31,129,613	46,252,113	30,965,178	46,087,678
Diluted(2)	34,148,820	49,271,320	33,767,575	48,890,075
Pro forma earnings per share — basic	$0.19	$0.17	$0.15	$0.48

Pro forma earnings per share — diluted	$0.19	$0.17	$0.15	$0.48

(1)	Does not include minority interest in the loss for the limited partner’s interest in the King of Prussia property of $109,000, $109,000, $145,000 and $323,000, respectively.

(2)	Pro forma shares include 15,122,500 shares due to the offering.